NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports First Quarter 2018 Financial Results

-- EXPAREL® net product sales of $74.0 million up 9% over prior year first quarter --
-- Conference Call Today at 8:30 a.m. ET --

PARSIPPANY, N.J., May 3, 2018 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced consolidated financial results for the first quarter ended March 31, 2018.

“2018 is off to a terrific start with EXPAREL daily sales volumes accelerating from 6 percent in January to 15 percent in March, as well as a recently expanded label that now includes interscalene brachial plexus block,” said Dave Stack, chairman and chief executive officer of Pacira Pharmaceuticals. “As the only long-acting, single-dose nerve block commercially available, EXPAREL has the potential to eliminate cumbersome delivery technologies, like catheters and pumps, and shift more procedures to the outpatient setting. We believe this expanded label along with our robust educational initiatives and strong coalition of like-minded collaborators, including Johnson & Johnson, will fuel positive sales trends as we continue to drive meaningful change toward eliminating the role of the operating room as a gateway to opioid use and abuse.”

First Quarter 2018 Financial Results

•	EXPAREL net product sales were $74.0 million in the first quarter of 2018, a 9% increase over the $67.7 million reported for the first quarter of 2017.

•	Total operating expenses were $81.5 million in the first quarter of 2018, compared to $83.3 million in the first quarter of 2017.

•
GAAP net loss was $10.7 million, or $(0.26) per share (basic and diluted), in the first quarter of 2018, compared to a GAAP net loss of $19.9 million, or $(0.52) per share (basic and diluted), in the first quarter of 2017.

•
Non-GAAP net income was $0.9 million, or $0.02 per share (basic and diluted) in the first quarter of 2018, compared to a non-GAAP net loss of $7.3 million, or $(0.19) per share (basic and diluted) in the first quarter of 2017.

•	Pacira ended the first quarter of 2018 with cash, cash equivalents, short-term and long-term investments (“cash”) of $361.5 million.

•	Pacira had 40.7 million basic weighted average shares of common stock outstanding in the first quarter of 2018.

•	For non-GAAP measures, Pacira had 41.6 million diluted weighted average shares of common stock outstanding in the first quarter of 2018.

2018 Outlook

Pacira reiterated its full year 2018 financial guidance as follows. Pacira expects:

•	EXPAREL net product sales of $300 million to $310 million.

•	Non-GAAP gross margins of 70% to 72%.

•	Non-GAAP research and development (R&D) expense of $50 million to $60 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $150 million to $160 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2018 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, May 3, at 8:30 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 6585169.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 6585169. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP cost of goods sold,

non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense, because such measures exclude stock-based compensation, amortization of debt discount, loss on early extinguishment of debt and exit costs related to the discontinuation of DepoCyt(e) production.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2018 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2018 financial guidance for gross margins, R&D expense and SG&A expense.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) is a specialty pharmaceutical company dedicated to advancing and improving postsurgical outcomes for acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), is redefining pain management after surgery as an opioid-free alternative indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information
EXPAREL is contraindicated in obstetrical paracervical block anesthesia. Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia, and constipation. If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease.
Warnings and Precautions Specific to EXPAREL
Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use. The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials.
Warnings and Precautions for Bupivacaine-Containing Products
Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression.
Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death.
Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients.
Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and the company’s other products; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; the company’s plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; the company’s commercialization and marketing capabilities; the company’s and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$339,788	$311,347
Accounts receivable, net	31,203	31,658
Inventories, net	40,043	41,411
Prepaid expenses and other current assets	7,700	6,694
Total current assets	418,734	391,110
Long-term investments	21,683	60,047
Fixed assets, net	109,225	107,046
Goodwill	57,490	55,197
Equity investment	14,146	14,146
Other assets	759	825
Total assets	$622,037	$628,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,913	$14,658
Accrued expenses and current portion of deferred revenue	33,017	41,159
Convertible senior notes (1)	327	324
Income taxes payable	111	76
Total current liabilities	48,368	56,217
Convertible senior notes (2)	279,685	276,173
Other liabilities	15,463	16,498
Total stockholders’ equity	278,521	279,483
Total liabilities and stockholders’ equity	$622,037	$628,371

(1) Relates to our 3.25% convertible senior notes due 2019 that are not currently convertible but mature on February 1, 2019.
(2) Relates to our 2.375% convertible senior notes due 2022 that are not currently convertible.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net product sales:
EXPAREL	$74,034	$67,701
DepoCyt(e) and other product sales	253	724
Total net product sales	74,287	68,425
Collaborative licensing and milestone revenue	—	206
Royalty revenue	320	652
Total revenues	74,607	69,283

Operating expenses:
Cost of goods sold	22,885	24,581
Research and development	14,378	16,632
Selling, general and administrative	44,191	42,120
Product discontinuation	90	—
Total operating expenses	81,544	83,333
Loss from operations	(6,937)	(14,050)

Other (expense) income:
Interest income	1,374	514
Interest expense	(5,157)	(2,589)
Loss on early extinguishment of debt	—	(3,721)
Other, net	75	10
Total other expense, net	(3,708)	(5,786)
Loss before income taxes	(10,645)	(19,836)
Income tax expense	(35)	(30)
Net loss	$(10,680)	$(19,866)

Net loss per share:
Basic and diluted net loss per common share	$(0.26)	$(0.52)
Weighted average common shares outstanding:
Basic and diluted	40,707	37,998

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
GAAP net loss	$(10,680)	$(19,866)

Non-GAAP adjustments:
Stock-based compensation	8,385	7,400
Loss on early extinguishment of debt	—	3,721
Amortization of debt discount	3,113	1,411
Product discontinuation costs	90	—
Total Non-GAAP adjustments	11,588	12,532

Non-GAAP net income (loss)	$908	$(7,334)

GAAP basic and diluted net loss per common share	$(0.26)	$(0.52)

Non-GAAP basic and diluted net income (loss) per common share	$0.02	$(0.19)

Weighted average common shares outstanding - basic	40,707	37,998
Weighted average common shares outstanding - diluted	41,593	37,998

Cost of goods sold reconciliation:
GAAP cost of goods sold	$22,885	$24,581
Stock-based compensation	(1,207)	(1,375)
Non-GAAP cost of goods sold	$21,678	$23,206

Research and development reconciliation:
GAAP research and development	$14,378	$16,632
Stock-based compensation	(697)	(658)
Non-GAAP research and development	$13,681	$15,974

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$44,191	$42,120
Stock-based compensation	(6,481)	(5,367)
Non-GAAP selling, general and administrative	$37,710	$36,753

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2018 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation and Other	Non-GAAP
EXPAREL net product sales	$300 to $310	—	—
Gross margin	68% to 70%	Approx. 2%	70% to 72%
Research and development expense	$53 to $64	$3 to $4	$50 to $60
Selling, general and administrative expense	$172 to $184	$22 to $24	$150 to $160
Stock-based compensation	$30 to $35	—	—